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                                                                   EXHIBIT 10.22

                         NOTE SECURED BY DEED OF TRUST

$100,000                                                       February 19, 1998

     1.   Obligation.  For value received, LASZLO GAL and AGNES GAL (the
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"Borrowers") promise to pay to APPLIED MICRO CIRCUITS CORPORATION ("AMCC") a
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Delaware corporation (the "Lender"), the principal sum of $100,000 (the "Loan"),
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together with interest on the unpaid principal hereof a rate of 5.54%, per annum from the date hereof, calculated on the basis of a 365 day year, compounded annually.

     2.   Payment.  Principal and any accrued interest hereunder shall be due
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and payable 30 days after demand by the Lender.  If the Loan and all accrued interest are not repaid in full prior to February 19, 2001, all principal and accrued interest hereunder shall be due and payable on February 19, 2001. Payments of principal and interest shall be made in lawful money of the United States of America and shall be credited first to the accrued interest, with the remainder applied to principal. Prepayment of the Loan may be made at any time without penalty or premium.

     3.   Acceleration of Obligation.  The Loan shall immediately become due and
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payable in full upon the earliest of the following: (i) an event of default under any Loan Document (as defined in the Loan Agreement (the "Loan Agreement")
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between the Lender and the Borrowers dated as of February 19, 1998); (ii) in the event any required payment hereunder is not made when due; (iii) in the event of a voluntary or involuntary termination of employment of Laszlo Gal with AMCC
(the "Company") for any reason, with or without cause (including death or
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disability); (iv) assignment by a Borrower for the benefit of creditors, or admission in writing of his or her inability to pay his or her debts as they become due, or filing a voluntary petition in bankruptcy or adjudication as a bankrupt or insolvent, or filing any petition or answer seeking any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against either of them for any such relief; or (v) the date of any sale, conveyance, assignment, alienation or any other form of transfer of the

"Property" (as defined in the Loan Agreement), or any part hereof or interest
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therein, whether voluntary or involuntary.

     4.   Security.  This Note shall be secured by a deed of trust (the "Deed of
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Trust") against the Property.
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     5.   Binding on Successors.  All rights and obligations of the Borrowers
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and the Lender shall be binding upon and benefit the successors, assigns, heirs and administrators of the parties.  Neither Borrower may assign his or her rights and/or duties under this Agreement to a third party without the prior written consent of the Lender, which may be withheld in its sole discretion.
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     6.   Governing Law; Waiver.  This Note shall be governed by and construed
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in accordance with the laws of California, without reference to conflict of laws principles. The Borrowers waive presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

     7.   Attorneys' Fees.  If suit is brought for collection of this Note, the
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Borrowers agree to pay all reasonable expenses, including attorneys' fees, incurred by the Lender in connection therewith, whether or not such suit is prosecuted to judgment.

     8.   Place of Payment.  All payments to be made to the Lender under this
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Note shall be made to Lender at 6290 Sequence Drive, San Diego, CA 92121, Attn:
Joel Holliday, or such other address as Lender may designate in writing.

     9.   Full Recourse.  Upon any default of the Borrowers under this Note or
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any of the other Loan Documents (as defined in the Loan Agreement), the Lender shall have, in addition to its rights and remedies under the Deed of Trust, full recourse against any real, personal, tangible or intangible assets of the Borrowers, and may pursue any legal or equitable remedies that are available to it.


     IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed as of the date and year first above written.


/s/ Laszlo Gal
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Laszlo Gal


/s/ Agnes Gal
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Agnes Gal